UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Vertical Health Solutions, Inc.
(Name of Registrant as Specified in its Charter)

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VERTICAL HEALTH SOLUTIONS, INC.

2595 Tampa Rd. Ste. E

Palm Harbor, Florida 34684

NOTICE OF ACTION BY

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This Information Statement is furnished by the Board of Directors of Vertical Health Solutions, Inc., a Florida corporation (the “Company”), to holders of record of the Company’s common stock, $.001 par value per share, at the close of business on June , 2007, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform the Company’s stockholders of certain action taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of June     , 2007. This Information Statement shall be considered the notice required under the Florida Business Corporation Act.

The action taken by the Company’s stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By order of the Board of Directors:

/s/ Stephen M. Watters
Stephen M. Watters
Chief Executive Officer

VERTICAL HEALTH SOLUTIONS, INC.

2595 Tampa Rd. Ste. E

Palm Harbor, Florida 34684

INFORMATION STATEMENT

Introductory Statement

Vertical Health Solutions, Inc. (the “Company”) is a Florida corporation with its principal executive offices located at 2595 Tampa Rd, Ste. E, Palm Harbor, Florida 34684. The Company’s telephone number is (727) 548-8345. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on June     , 2007, and will be effective approximately 20 days after the mailing of this Information Statement.

Copies of this Information Statement are being mailed on or before June     , 2007 to the holders of record on June     , 2007 of the outstanding shares of the Company’s common stock.

General Information

The following action will be taken pursuant to the written consent of a majority of the holders of the Company’s voting capital stock, dated June     , 2007, in lieu of a special meeting of the stockholders:

1. To approve the sale of the Company’s wholly-owned subsidiary Drug Depot, Inc.; and

2. To amend the Company’s certificate of incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 250,000,000 shares.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July     , 2007.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Summary Term Sheet for Proposal No. 1

On June 1, 2007, the Company, its wholly-owned subsidiary Drug Depot, Inc. (“Drug Depot”) and T&L, Inc. (“T&L”), pursuant to which the Company agreed to sell all of the outstanding capital stock of Drug Depot to T&L (the “Agreement”). The purchase price for the sale is (i) the payment of $67,000.00 in cash, and (ii) the cancellation of an outstanding promissory note issued by the Company to T&L in the current principal amount of $146,205.76. Upon execution of the Agreement, T&L deposited $30,000 with the Company, which funds will either be applied to the purchase price or returned to T&L if the closing of the transactions contemplated by the Agreement do not close by September 30, 2007.

Reason for the Transaction

The Board of Directors believes the sale of Drug Depot, which provides specialized compounding pharmaceutical prescription services to veterinarians and their customers in the companion animal sector, has little potential for profitability or expansion. Drug Depot was acquired at a time when the Company, its Lableclick, Inc. subsidiary, was engaged in complimentary business. The Company believes that it will have a greater chance of success by selling Drug Depot and seeking to acquire a new business.

We are currently seeking and reviewing potential merger candidates. We will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock- for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that we will be successful in locating or negotiating with any target company.

Conditions to Closing of the Sale of Drug Depot

The completion of the proposed sale of Drug Depot depends upon the meeting of certain conditions, including the following:

•	The purchaser shall not have discovered any material adverse misstatements or omissions in information related to Drug Depot;

•	The Company shall provide evidence to the purchaser that any real estate referenced in the purchase agreement remains free of any liens or encumbrances;

•	This Information Statement shall have been mailed to shareholders of the Company and at least 20 days shall have passed; and

•	There shall be no material adverse change with respect to Drug Depot.

Risks

The sale of Drug Depot will essentially eliminate all of the Company’s business operations, at which time we will become a “shell”. We will have no sources of revenue and will be required to continue to incur expenses, particularly those expenses related to being a public company, including legal and accounting fees.

We did not seek or receive a valuation of Drug Depot or a fairness opinion with respect to the transaction. Although management believes the value to be received by the Company is fair relative to the value of Drug Depot, there is no independent evidence of such value.

In the event the Company is unable to find a new business or raise capital to cover its expenses, it is likely that the Company will have to cease operations and your entire investment will be lost.

Absence of Dissenters’ Rights of Appraisals

Under the applicable provisions of the Florida Business Corporation Law, the Company’s stockholders will have no rights in connection with the proposed sale of the Subsidiaries to seek appraisal for the fair value of their shares of common stock.

For a more detailed discussion please see “Proposal No. 1 – Approval of the Sale of Drug Depot” located on page 5.

PROPOSAL NO. 1

APPROVAL OF SALE OF DRUG DEPOT

Proposed Transaction

On June 1, 2007, the Company, its wholly-owned subsidiary Drug Depot and T&L, pursuant to which the Company agreed to sell all of the outstanding capital stock of Drug Depot to T&L (the “Agreement”). The purchase price for the sale is (i) the payment of $67,000.00 in cash, and (ii) the cancellation of an outstanding promissory note issued by the Company to T&L in the current principal amount of $146,205.76. Upon execution of the Agreement, T&L deposited $30,000 with the Company, which funds will either be applied to the purchase price or returned to T&L if the closing of the transactions contemplated by the Agreement do not close by September 30, 2007. After the sale, Drug Depot would be classified as discontinued operations and the Company’s revenue for the year ended December 31, 2007 will be zero.

Background of the Transaction

The operations of Drug Depot commenced in November 2004, when the Company entered into an agreement with T&L, pursuant to which Drug Depot acquired substantially all of the assets of T&L (other than accounts receivable and cash), effective as of such date. T&L was a Largo, Florida retail and compounding pharmacy which did business under the name Advanced Pharmacy Solutions. The purchase price for such assets consisted of (i) $215,000, (ii) an additional approximate amount of $62,700 in payment of the value of fixed assets and inventory; and (iii) a promissory note in the amount of $215,000, with interest at 7% per year, amortizable over 36 months. T & L is partly owned by Mandeep Taneja, son of Jugal Taneja, a Director of the Company. The Company acquired the assets of T & L to enhance its relationships with the veterinary community by providing additional products and services.

In January 2006, the Company sold its Lableclick, Inc. subsidiary which conducted the Company’s primary veterinary related business.

The Company has been in default on the payment of certain amounts due under the promissory note originally issued to T&L. Rather than face a possible action for recovery of amounts due under the note due to T&L. In April 2007, the Company approached the owners of T&L about a possible disposition of Drug Depot back to T&L. After discussions between the parties, principal terms of a transaction were agreed upon between the parties in May 2007. On June 1, 2007, the parties entered into a binding agreement for the sale of Drug Depot to T&L.

Business of the Company

Our Pharmacy Operations

Our pharmacy, Drug Depot, Inc., d/b/a APS Pharmacy, provides specialized compounding pharmaceutical prescription services to veterinarians and their customers in the companion animal sector. APS Pharmacy customizes companion animal medications in a variety of strengths, sizes, dosage forms and flavors based on veterinary and patient requirements.

Drug Depot, Inc. began operations on November 1, 2004 through the acquisition of the operating assets and operations of T & L Pharmacies, Inc.

Marketing and Sales

During the fiscal year ended December 31, 2006, approximately all of our sales were to customers of the companion animal sector. Our geographical market is defined as the continental United States; however initial concentration has been on customers in the southeast and southwest regions of the United States.

Drug Depot, Inc. utilizes a combination of inside sales and fax advertising for its sales and marketing efforts. All of Drug Depot, Inc.’s sales efforts focus on retaining the current customer sales base and developing new customers.

Trademarks

The Company believes that protecting some of its trademarks is crucial to its business strategy of building strong brand name recognition and that such trademarks have significant value in the marketing of its products.

The Company’s policy is to pursue registrations of all the trademarks associated with its key products, and the Company is currently reviewing matters related to such filings. The Company relies on common law trademark rights to protect its unregistered trademarks. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. Furthermore, the protection available, if any, in foreign jurisdictions may not be as extensive as the protection available to the Company in the United States. Although the Company seeks to ensure that it does not infringe on the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against the Company. Any infringement claims by third parties against the Company may have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

Business of T&L Pharmacies

T&L has had no operations since the sale of its assets in November 2004.

Reasons for the Transaction

The Board of Directors believes the sale of Drug Depot, which provides specialized compounding pharmaceutical prescription services to veterinarians and their customers in the companion animal sector, has little potential for profitability or expansion. Drug Depot was acquired at a time when the Company, its Lableclick, Inc. subsidiary, was engaged in a complimentary business. The Company believes that it will have a greater chance of success by selling Drug Depot and seeking to acquire a new business. Furthermore, the sale of Drug Depot permits the Company to satisfy it’s obligation under the promissory note issued to T&L, as well as raise some additional funds for the continued operation of the Company while it seeks new business ventures.

We are currently seeking and reviewing potential merger candidates. We will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock- for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that we will be successful in locating or negotiating with any target company.

Conditions to Closing of the Sale of Drug Depot

The completion of the proposed sale of Drug Depot depends upon the meeting of certain conditions, including the following:

•	The purchaser shall not have discovered any material adverse misstatements or omissions in information related to Drug Depot;

•	The Company shall provide evidence to the purchaser that any real estate referenced in the purchase agreement remains free of any liens or encumbrances;

•	This Information Statement shall have been mailed to shareholders of the Company and at least 20 days shall have passed; and

•	There shall be no material adverse change with respect to Drug Depot.

Risks

The sale of Drug Depot will essentially eliminate all of the Company’s business operations, at which time we will become a “shell”. We will have no sources of revenue and will be required to continue to incur expenses, particularly those expenses related to being a public company, including legal and accounting fees.

We did not seek or receive a valuation of Drug Depot or a fairness opinion with respect to the transaction. Although management believes the value to be received by the Company is fair relative to the value of Drug Depot, there is no independent evidence of such value.

In the event the Company is unable to find a new business or raise capital to cover its expenses, it is likely that the Company will have to cease operations and your entire investment will be lost.

Absence of Dissenters’ Rights of Appraisals

Under the applicable provisions of the Florida Business Corporation Law, the Company’s stockholders will have no rights in connection with the proposed sale of the Subsidiaries to seek appraisal for the fair value of their shares of common stock.

Interest of Related Parties in the Proposed Sale of Drug Depot

Mandeep Taneja, son of Jugal Taneja, a Director of the Company, is the owner of 50% of T&L’s outstanding equity. Jugal Taneja has no interest in T&L, nor do any other officers, directors or affiliates of the Company.

Accounting Treatment

Under generally accepted accounting principles, we will reflect the results of operations of Drug Depot as discontinued operations. The expected gain or loss on the sale of Drug Depot, net of any applicable taxes, will be reflected in discontinued operations in the quarter during which the proposed sale closes.

Federal Income Tax Consequence

The proposed sale of Drug Depot should have no direct income tax consequences to the Company stockholders. The proposed sale of Drug Depot will be reported by the Company as a sale of assets for federal income tax purposes in the fiscal year ending December 31, 2007. The proposed sale of Drug Depot will be a taxable transaction for United States federal income tax purposes. Accordingly, the Company will recognize a gain or loss with respect to the proposed sale of the Subsidiaries in an amount equal to the difference between the amount of the consideration received for Drug Depot over the adjusted tax basis in Drug Depot.

Regulatory Approvals

No United States Federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed sale of Drug Depot other than federal securities laws.

Description of the Company’s Capital Stock

The Company’s authorized capital consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 1,000,000 shares have been designated as Series A 10% Cumulative Convertible Preferred Stock. At the close of business on June , 2007, the Company had 16,423,755 shares of Common Stock issued and outstanding, no shares of Series A Preferred Stock issued and outstanding.

The Company’s Common Stock is the only class of its securities outstanding having the right to vote. Each share of Common Stock entitles its record holder to one vote.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of June , 2007 with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than 1% of the outstanding Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Title of Percent Of Class
Stephen M. Watters(3)	5,240,965	31.9%
Brian T. Nugent (4)	891,075	5.4%
Jugal K. Taneja(5)	3,637,872	22.2%

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Title of Percent Of Class
Patrick Sheppard	178,675	1.1%
Alfred Lehmkuhl(6)	1,464,395	8.9%
All officers and directors as a group (5 persons)	11,412,982	69.5%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Vertical Health Solutions, Inc. at 2595 Tampa Road, Ste. E, Palm Harbor, FL 34684.
(2)	Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.
(3)	Of the shares beneficially owned by Mr. Watters, 1,913,868 shares are owned by SMW Capital Group Limited Partnership, a company owned and controlled by Mr. Watters. Also includes 228,575 shares are owned by Kristen Watters, Mr. Watters’ wife. Mr. Watters disclaims beneficial ownership of the shares registered in the name of his wife.
(4)	Of the shares beneficially owned by Mr. Nugent, 95,240 shares are owned by Julie Nugent, Mr. Nugent’s wife. Mr. Nugent disclaims beneficial ownership of the shares registered in the name of his wife.
(5)

Of the shares beneficially owned by Mr. Taneja, 450,994 shares are owned by Manju Taneja, Mr. Taneja’s wife. 553,750 shares are owned by Carnegie Capital LLC, a company owned and controlled by Mr. Taneja, 553,750 shares are owned by 21st Century Healthcare Fund L.P., a company controlled by Mr. Taneja, and 322,232 shares are owned by Bryan Capital Limited Partnership, a company wholly-owned by Dynamic Health Products, Inc., a public company which is controlled by Mr. Taneja. Mr. Taneja disclaims beneficial ownership of the shares registered in the name of his wife.

(6)	Of the shares beneficially owned by Mr. Lehmkuhl, 76,200 shares are held by Mr. Lehmkuhl as custodian for each of Joseph J. Zam, Jr. and Katelyn C. Zam, Mr. Lehmkuhl’s grandchildren.

PROPOSAL 2

Increase in Authorized Capital Stock

On June , 2007, the holders of a majority of the voting capital stock of the Company approved an amendment to the Company’s Certificate of Incorporation, as amended, to replace Article Fourth in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company’s Certificate of Incorporation, as amended, currently authorizes for issuance 105,000,000 shares consisting of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The approval of the amendment to the Certificate of Incorporation will increase the Company’s authorized shares of Common Stock to 250,000,000. As of the record date, the Company had (i) 16,423,755 shares of Common Stock issued and outstanding, and (ii) no shares of Preferred Stock issued and outstanding.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. The Company is exploring various opportunities in connection with acquisition and financing transactions, but has no current intentions or understandings to issue any additional shares of capital stock for such purposes or any other purposes.

The increase in the number of shares of common stock authorized for issuance could, under certain circumstances, be construed as having an anti-takeover effect. For example, in the event a person seeks to effect a change in the composition of our board of directors or contemplates a tender offer or other transaction involving the combination of the Company with another company, it may be possible for us to impede the attempt by issuing additional shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. By potentially discouraging initiation of any such unsolicited takeover attempt, our Articles of Incorporation may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The amendment may also have the effect of permitting our current management, including our board of directors, to retain its position indefinitely and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

Our board of directors did not propose the Amendment or any of the other amendments to our Articles of Incorporation in response to any effort known to our board of directors to accumulate common stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. Further, our board of directors does not currently contemplate recommending the adoption of any other amendments to the Articles of Incorporation that could be construed as limiting the ability of third parties to take over or change the control of the Company.

If authorized, the additional shares of common stock created by the Amendment may be issued without further action by our stockholders, subject to applicable rules imposed by Florida law. Under our Articles of Incorporation, the holders of our common stock do not have preemptive rights with respect to future issuances of common stock. Thus, should our board of directors elect to issue additional shares of common stock, our existing stockholders will not have any preferential rights to purchase such shares and such issuance could have a dilutive effect on the voting power and percentage ownership of these stockholders. The issuance of additional shares of common stock could also have a dilutive effect on our earnings per share.

THE COMPANY’S BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE FOREGOING FACTORS AND UNANIMOUSLY BELIEVES THAT THE DRUG DEPOT SALE AND INCREASE IN AUTHORIZED SHARES ARE IN THE BEST INTEREST OF THE COMPANY’S STOCKHOLDERS. THE BOARD BELIEVES THAT THE PURCHASE PRICE FOR DRUG DEPOT IS FAIR AND REASONABLE UNDER THE CIRCUMSTANCES AND IN THE CURRENT ECONOMIC CLIMATE.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and Quarterly Report on Form 10-QSB for the three months ended March 31, 2007 are hereby incorporated by reference into this Proxy Statement and are being delivered herewith.

Cost of Information Statement

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s Common Stock.

Stockholder Proposals

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information About the Company

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

Palm Harbor, Florida	/s/ Stephen M. Watters
June , 2007	Stephen M. Watters
Chief Executive Officer